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                                                                    EXHIBIT 99.4

                                     NOTE A



                                                                28 February 2002

1        Payment of the Principal Amount

         We promise to pay the Principal Amount on the Payment Date against presentation of this NOTE to the order of Biocompatibles International plc (registered number 2703724) ("PLC") in sterling, in immediately available funds at such location as PLC shall designate.

2        Interest

         We also promise to pay interest on the Principal Amount outstanding from time to time, in sterling at the location referred to above at the rate of 5% per annum (after as well as before judgment). Interest will be payable monthly in advance with the first payment being due on 28 February 2002 for the period from 28 February 2002 to 31 March 2002 (inclusive) and thereafter interest will be payable on the first day of each month. Interest will accrue from day to day and is calculated on the basis of the actual number of days in the calendar month and a year of 365 days.

3        Acceleration

         Prior to the Payment Date, we will repay the whole of the Principal Amount together with any accrued interest on receipt of a written demand from PLC following the occurrence of an Enforcement Event which has not been waived by PLC or remedied.

4        Prepayment

4.1 We may repay the whole of the Principal Amount together with any accrued interest at any time prior to the Payment Date provided that we give you not less than 3 Business Days written notice of the proposed date for prepayment.

4.2 In the event that payment under this NOTE is made prior to the Payment Date, no refund of any interest accrued and/or paid will be made.

4.3 Notwithstanding the Payment Date, PLC acknowledges that we intend to repay the Principal Amount on 15 May 2002.

5        Rights are personal

         Our rights under this NOTE shall be personal only, and shall not be capable of transfer whether by assignment or otherwise, in whole or in part and any such purported transfer shall be void and of no effect.

6        Payment on a Business Day

         If payment under this NOTE would otherwise be due on a date which is not a Business Day, such payment shall be made on the next day which is a Business Day.






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7        Governing Law and Jurisdiction

7.1 This NOTE will be governed by and construed in accordance with English law.

8        Definitions

         In this NOTE, words have the following meanings:

         "Business Day" means a day (other than a Saturday or Sunday) on which commercial banks are open for business in London.

         "Charges" means:

              (a) the Share Charge and Assignment dated on or about 28 February 2002 between Aspect Vision Holdings Limited and PLC in respect of shares in Hydron Limited;

              (b) the Pledge Agreement dated on or about 28 February 2002 between The Cooper Companies, Inc and PLC in respect of shares in Biocompatibles Eyecare Inc;

              (c) the Deed of Trust, Security Agreement, Fixture Filing and Assignment of Rents and Leases dated on or about 28 February 2002 between Biocompatibles Eyecare Inc, Independent Trustees, Inc as trustee and PLC in respect of the production facility of Biocompatibles Eyecare Inc in Norfolk, Virginia, USA; and

              (d) the General Security Agreement dated on or about 28 February 2002 between Biocompatibles Eyecare Inc and PLC in respect of inventory and receivables.

         "Enforcement Event" has the meaning given to that term in any of the Charges.

         "Payment Date" means 15 November 2002.

         "Principal Amount" means (pound)10,928,000 as adjusted from time to time pursuant to the Repayment Deed and the Share Sale Agreement.

         "Repayment Deed" means the deed of repayment dated on or about the date of this NOTE between inter alios PLC, Aspect Vision Holdings Limited and The Cooper Companies, Inc.

         "Share Sale Agreement" means the International Share Sale Agreement dated 15 January 2002 between PLC, Aspect Vision Holdings Limited and The Cooper Companies, Inc.



SIGNED as a DEED by ASPECT VISION
HOLDINGS LIMITED acting by


                                         /s/ GREGORY A. FRYLING
Name:  GREGORY A. FRYLING                .....................................
Position:  DIRECTOR
                                         (Signature of Director)






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Name:  ALAN EDWARDS                      /s/ ALAN EDWARDS

Position:  SECRETARY                     ...................................

                                         (Signature of Director/Secretary)
SIGNED as a DEED by BIOCOMPATIBLES
INTERNATIONAL PLC acting by


                                         /s/ CRISPIN SIMON
Name:  CRISPIN SIMON
                                         ...................................
Position:  CEO/PRESIDENT
                                         (Signature of Director)


Name:

Position:                                ...................................

                                         (Signature of Director/Secretary)